UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2005

Dayton Superior Corporation

(Exact name of Registrant as specified in its charter)

Ohio	1-11781	31-0676346
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number	Identification No.)

7777 Washington Village Drive, Dayton, Ohio	45459
(Address of principal executive offices)	(Zip code)

937-428-6360
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Exhibit 10.1 Agreement of Sale
Exhibit 10.2 Addendum to Agreement of Sale
Exhibit 10.3 Lease dated April 21, 2005

Item 1.01 Entry Into A Material Definitive Agreement

On April 21, 2005, we entered into an Agreement of Sale dated April 21, 2005 with International Airport Centers L.L.C., an unrelated party, pursuant to which we sold our manufacturing facility in Des Plaines, Illinois to IAC Chicago L.L.C, a subsidiary of International Airport Centers L.L.C. At the same time, we also entered into a Lease dated April 21, 2005 with IAC Chicago L.L.C. under which we immediately leased the Des Plaines facility back from the purchaser. The purchase price under the Agreement of Sale was $12,000,000, which was paid at the closing. Our net proceeds after commissions, other normal closing costs and proration of property taxes were approximately, $11,350.000. The principal terms of the Lease are as follows:

•	The lease has an initial term of 24 months, with an automatic renewal for an additional 12 months, unless we give written notice of termination to the lessor at least 180 days prior to the expiration of the initial term. We also may terminate the lease at any time, upon not less than 180 days prior notice.

•	We are obligated to pay rent totaling approximately $1.4 million over the initial lease term and approximately $725,000 over the renewal term. In addition, we are responsible for all property taxes, operating expenses (including maintenance expenses) and insurance on the leased property.

•	During the term of the lease, if we decide to relocate our existing Des Plaines operations, the lessor will have a right of first opportunity to negotiate with us for the development of a new facility for those operations.

We currently expect to remain in the leased facility through the renewal term and, at the expiration of the renewal term, to relocate our Des Plaines operations to a new or existing facility in the nearby metropolitan Chicago area.

We expect to realize a gain of approximately $7 million on the sale of our Des Plaines facility, which we initially will defer and recognize ratably over the initial term of the lease.

The terms described above are qualified in their entirety by reference to the Agreement of Sale and Lease, which are filed as exhibits to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits. The following are filed as exhibits to this Form 8-K pursuant to Item 601 of Regulation S-K:

Exhibit No.	Description
10.1	Agreement of Sale dated April 21, 2005 between Dayton Superior Corporation and International Airport Centers L.L.C.
10.2	Addendum to Agreement of Sale
10.3	Lease dated April 21, 2005 between IAC Chicago L.L.C. and Dayton Superior Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DAYTON SUPERIOR CORPORATION
Date: April 27, 2005	By:	/s/ Edward J. Puisis
Edward J. Puisis
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement of Sale dated April 21, 2005 between Dayton Superior Corporation and International Airport Centers L.L.C.
10.2	Addendum to Agreement of Sale
10.3	Lease dated April 21, 2005 between IAC Chicago L.L.C. and Dayton Superior Corporation